Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

     Monthly Period ended      5/31/2006
     Distribution Date         6/15/2006
     All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                              Total     Allocated to        Allocated to Investor Interest
 1   Sources of funds                                                    Transferor      Total     Series 05-A    Series 05-B
                                                           -------------------------------------------------------------------
     Principal Collections                                    1,132,841       470,250     662,591      331,208        331,382
     Finance Charge Collections                                  72,006        29,890      42,116       21,052         21,064
     Interchange                                                  9,095         3,775       5,320        2,659          2,661
                                                           -------------------------------------------------------------------
     Total Funds Received                                     1,213,942       503,916     710,026      354,920        355,106


 2   Application of Principal Collections                     Total      Series 05-A    Series 05-B
     Investor Percentage of Principal Collections               662,591       331,208          331,382
     deduct:
     Utilised Retained Principal Collections
             allocable to Class C                                     0             0                0
             allocable to Class B                                     0             0                0
     Transferred to Series Collections Ledger                         0             0                0
     Shared Principal Collections                                     0             0                0

                                                           --------------------------------------------
     Cash Available for Acquisition                             662,591       331,208          331,382


 3   Application of Finance Charge Collections                Total      Series 05-A    Series 05-B
     Investor Percentage of Finance Charge Collections           47,436        23,712           23,724
     deduct:
     Trustee payment amount                                          --            --               --
     Loan Note Issuer Costs                                          25            12               12
     Monthly Distribution Amounts                                11,786         5,875            5,912
     Servicing fee payable to RBS                                 1,807           903              904
     Cash Management fee payable to RBS                               1          0.50             0.50
     Investor Default Amount                                     17,697         8,846            8,851
     Expenses loan principal and interest                            --            --               --

     Available Spread                                            16,120         8,075            8,045


 4   Payments in respect of the Securities

     Series 05-A                                             Class A       Class B        Class C
                                                             USD 000s     USD 000s        USD 000s
     Balance at 15 May 2006                                   2,175,000       175,000          150,000
     Principal repayments on 15 June 2006                            --            --               --
                                                           --------------------------------------------
     Balance carried forward on 15 June 2006                  2,175,000       175,000          150,000
                                                           --------------------------------------------

     Interest due on 15 June 2006                                 9,553           793              698
     Interest paid                                               (9,553)         (793)            (698)
                                                           --------------------------------------------
     Interest unpaid                                                 --            --               --


     Series 05-B                                            Class A-1     Class A-2   Class A-3    Class B-3  Class C-1  Class C-3
                                                            USD 000s      EUR 000s    GBP 000s     GBP 000s   USD 000s   GBP 000s
     Balance at 15 May 2006                                   435,000      450,000      700,000    101,000      42,000     63,000
     Principal repayments on 15 June 2006                          --           --           --         --          --         --
                                                           ------------------------------------------------------------------------
     Balance carried forward on 15 June 2006                  435,000      450,000      700,000    101,000      42,000     63,000
                                                           ------------------------------------------------------------------------

     Interest due on 15 June 2006                               5,514        1,061        8,244      1,233         570        801
     Interest paid                                             (5,514)      (1,061)      (8,244)    (1,233)       (570)      (801)
                                                           ------------------------------------------------------------------------
     Interest unpaid                                               --           --           --         --          --       --


 5   Transaction Accounts and Ledgers

                                                              Total          Series 05-A    Series 05-B
     Reserve Account
     Required Reserve Amount                                         --            --               --
                                                           --------------------------------------------
     Balance at 15 May 2006                                          --            --               --
     Transfer in/out this period                                     --            --               --
     Interest earned                                                 --            --               --
                                                           --------------------------------------------
     Balance carried forward on 15 June 2006                         --            --               --
                                                           --------------------------------------------

     Spread Account
     Required Spread Account Amount                                  --            --               --
                                                           --------------------------------------------
     Balance at 15 May 2006                                          --            --               --
     Transfer in/out this period                                     --            --               --
     Interest earned                                                 --            --               --
                                                           --------------------------------------------
     Balance carried forward on 15 June 2006                         --            --               --
                                                           --------------------------------------------

     Principal Funding Account
     Balance at 15 May 2006                                          --            --               --
     Transfer in/out this period                                     --            --               --
     Interest earned                                                 --            --               --
                                                           --------------------------------------------
     Balance carried forward on 15 June 2006                         --            --               --


 6   Subordination Percentages                                          Series 05-A                           Series 05-B
                                                                    Original          Current            Original        Current
                                                            (pound)000      %   (pound)000    %    (pound)000  %    (pound)000   %
     Class A Investor Interest                                1,257,225    87%   1,257,225    87%  1,257,568   87%   1,257,568   87%
     Class B Investor Interest                                  101,156     7%     101,156     7%    101,000    7%     101,000    7%
     Class C Investor Interest                                   86,705     6%      86,705     6%     87,277    6%      87,277    6%
                                                           -------------------------------------------------------------------------
     Total Investor Interest                                  1,445,087   100%   1,445,087   100%  1,445,845  100%   1,445,845  100%
                                                           -------------------------------------------------------------------------

 7   Assets of the Trust

                                                                 (pound)000
                                                           ----------------
     Total receivables at 31-May-06                        (pound)4,992,642
                                                           ----------------

     Aggregate amount of receivables that, as at
     31st May 2006 were delinquent by:            30-59 days         64,467
                                                  60-89 days         52,929
                                                 90-179 days        124,020
                                            180 or more days        173,235

 8   Material Changes

     New Issuance during period                               NONE

     Material modifications to pool asset terms               NONE

     Material modifications to origination policies           NONE

     Material breaches of pool asset representations,
     warranties or covenants                                  NONE

 9   Trigger Information

     Series Pay Out Events                                    NONE

     Trust Pay Out Events                                     NONE


10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                        NONE

     Changes in Securities                                    NONE

     Submission of Matters to a Vote of Security Holders      NONE

     Other Information                                        NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15 day of June, 2006


     ---------------------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Patrick Neville
     Chief Financial Officer, Cards Business